UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2007

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Velocity Way

Foster City, California 94404

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a).	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

A Special Committee of the Board of Directors of Electronics For Imaging, Inc. (“EFI”) has substantially completed its independent investigation of EFI’s historical stock option granting practices. Although the Special Committee has not yet made any findings or conclusions, based on information obtained by the Special Committee relating to a portion of the historical option grants under review, EFI believes that the actual measurement dates for certain stock option grants made during the period under review differ from the recorded grant dates used for financial accounting and reporting purposes for such options. As EFI believes that the market prices of its stock at the actual measurement dates were higher than the exercise prices of these option grants, EFI expects that it will be required to record additional stock-based compensation expense based on the difference in these amounts. EFI has not yet determined the aggregate amount of the additional non-cash compensation expense it will be required to record or the additional expense to be recorded in any particular fiscal period during that period of time. Until the amount of such adjustments has been determined, EFI cannot ascertain the full resulting tax and accounting impact. However, EFI expects that the difference in these measurement dates will result in material non-cash, stock-based compensation expense, and therefore EFI expects to restate previously issued financial statements as necessary.

Accordingly, on May 1, 2007, EFI concluded that its financial statements, earnings releases and similar communications relating to the period 1992 through June 30, 2006 should no longer be relied upon.

EFI plans to become current in its public filings with the Securities and Exchange Commission as soon as practicable.

The Audit Committee has discussed the matters disclosed under this Item 4.02(a) with EFI’s independent registered public accounting firm; however, as the Special Committee has not yet made any findings or conclusions, the Special Committee’s findings or conclusions are not yet known to the independent registered public accounting firm.

Additionally, EFI is evaluating Management’s Report on Internal Control over Financial Reporting set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005. The Company has not yet completed its analysis of the impact of this situation on internal controls.

A copy of the press release relating to this announcement is attached hereto as Exhibit 99.1 and is incorporated in this Item 4.02(a) by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 7, 2007	ELECTRONICS FOR IMAGING, INC.

	By:	/s/ John Ritchie
	Name:	John Ritchie
	Title:	Chief Financial Officer